                                                                    Exhibit 99.2

                        PERMA-BILT, A NEVADA CORPORATION

                                 BALANCE SHEET
                  At September 30, 2002 and December 31, 2001
                             (Dollars in thousands)

                                                           September 30,    December 31,
                                                               2002            2001
                                                           -------------    ------------
                                                            (Unaudited)
                         ASSETS

Cash and cash equivalents                                      $ 6,350        $ 2,098
Investments available for sale and
  other short term investments                                     251             --
Properties under construction                                   31,068         35,267
Land held for development                                       32,724         27,976
Property and equipment, net                                        192            244
Other assets                                                       475            857
                                                               -------        -------
     Total assets                                              $71,060        $66,442
                                                               =======        =======

               LIABILITIES AND STOCKHOLDER'S EQUITY
Accounts payable                                               $ 3,727        $ 3,835
Accrued liabilities                                              3,286          1,932
Loans from parent company                                       26,717         28,553
Construction and other notes payable                            17,183         16,186
Deferred income taxes                                            1,053          1,042
Other liabilities                                                1,643             --
                                                               -------        -------
     Total liabilities                                          53,609         51,548
                                                               -------        -------
Stockholder's equity:
Common stock, no par value                                         250            250

  Retained earnings                                             17,200         14,644
  Net unrealized appreciation on investments                         1             --
                                                               -------        -------
     Total retained earnings                                    17,201         14,644
                                                               -------        -------

  Total stockholder's equity                                    17,451         14,894
                                                               -------        -------
  Total liabilities and stockholder's equity                   $71,060        $66,442
                                                               =======        =======

See accompanying notes to financial statements.

                        PERMA-BILT, A NEVADA CORPORATION

                              STATEMENT OF INCOME
             For the Nine Months Ended September 30, 2002 and 2001
                                  (Unaudited)
                             (Dollars in thousands)





                                           Nine Months Ended
                                          -------------------
                                            2002        2001
                                          -------     -------
REVENUES
  Operating revenues                      $70,789     $62,088
  Gain on land sales                            -         768
                                          -------     -------
      Total Revenues                       70,789      62,856

COSTS AND EXPENSES
  Cost of sales                            61,019      53,644
  General and administration                4,637       4,117
  Sales and marketing                       1,201       1,097
                                          -------     -------
      Total costs and expenses             66,857      58,858
                                          -------     -------


Income before provision for taxes           3,932       3,998
Provision for income taxes                  1,376       1,399
                                          -------     -------
           Net Income                     $ 2,556     $ 2,599
                                          =======     =======

See accompanying notes to financial statements.

                        PERMA-BILT, A NEVADA CORPORATION

                             STATEMENT OF CASH FLOW
             For the Nine Months Ended September 30, 2002 and 2001
                                  (Unaudited)
                             (Dollars in thousands)



                                                            Nine Months Ended
                                                            -----------------

                                                              2002       2001
NET CASH PROVIDED BY OPERATING ACTIVITIES                   $  3,515   $  3,316
                                                            --------   --------
Cash flows from investing activities:
    Purchase of property and equipment                           (11)       (95)
    Purchase of investments                                     (250)        --
    Proceeds from land sale escrow                                --        982
                                                            --------   --------
NET CASH USED IN INVESTMENT ACTIVITIES                          (261)       887
                                                            --------   --------
Cash flows from financing activities:
    Cash received from bank construction loans                52,308     51,696
    Cash payments on bank construction loans                 (51,941)   (49,002)
    Cash received from intercompany notes payable              1,553         --
    Cash received from land seller notes payable                 630         --
    Cash payments on intercompany notes payable               (1,552)    (7,103)
    Cash payments on seller notes payable                         --     (1,361)
                                                            --------   --------
NET CASH PROVIDED BY FINANCING ACTIVITIES                        998     (5,770)
                                                            --------   --------

Net increase (decrease) in cash and cash equivalents           4,252     (1,567)
Cash and cash equivalents at beginning of period               2,098      2,381
                                                            --------   --------
Cash and cash equivalents at end of period                  $  6,350   $    814
                                                            ========   ========

See accompanying notes to financial statements.

                        PERMA-BILT, A NEVADA CORPORATION

                Notes to Unaudited Interim Financial Statements

1.   SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES


      ORGANIZATION AND NATURE OF BUSINESS

      Perma-Bilt, A Nevada Corporation (the "Company") was formed in the State of Nevada to engage in the business of acquiring, developing, and selling real estate, primarily the construction and sale of single-family detached homes, in Las Vegas, Nevada. Prior to December 11, 2001, the Company was wholly owned by Zenith National Insurance Corp. On December 11, 2001 the ownership of the Company was transferred to Zenith Insurance Company ("Zenith"), a wholly owned subsidiary of Zenith National Insurance Corp.

      BASIS OF PRESENTATION

      The accompanying interim financial statements have been prepared in accordance with generally accepted accounting principles generally accepted in the United States. The unaudited financial statements reflect all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the Company's financial position and results of operations for the periods presented. The results of operations for any interim period are not necessarily indicative of results to be expected for a full fiscal year or for any future periods.

      CASH AND CASH EQUIVALENTS

      Cash and cash equivalents includes cash on hand and liquid short-term investments. Liquid short-term investments are investments which are both readily convertible to determinable amounts of cash and have maturities of three months or less when purchased.

      INVESTMENTS

      Investments represent U.S. Treasury strips yielding approximately 3.13% with approximately two year maturity dates on the date of acquisition.

      PROPERTIES UNDER CONSTRUCTION, LAND HELD FOR DEVELOPMENT AND LAND HELD FOR SALE

      Properties under construction, land held for development and land held for sale are stated at cost, unless determined to be impaired, in which case the carrying value is reduced to fair value. Costs include land acquisition and related costs, direct and indirect construction costs, and indirect construction-related overhead costs. Interest and property taxes are capitalized when development activities begin, and capitalization ends when the property is available for sale.

      The Company reviews real estate inventories whenever events or changes in circumstances indicate the cost basis of such assets may not be recoverable. If the cost basis of a real estate project is greater than its projected future undiscounted net cash flows, exclusive of interest, the real estate project is considered impaired and the carrying value of the property is reduced to its fair value.

      The estimation process in determining the value of land held for development or sale is inherently uncertain and relies to a considerable extent on current and future economic and market conditions. Such economic and market conditions may affect management's development and marketing plans. Accordingly, the ultimate realization of the Company's real estate inventories is dependent upon future events and conditions that may cause realization to differ from amounts previously estimated.

      PROPERTY AND EQUIPMENT

      Property and equipment is stated at cost less accumulated depreciation. Depreciation is provided on the straight-line method over the estimated useful lives of the assets. Property and equipment are depreciated over their estimated useful lives of 4-7 years. Maintenance and repairs are charged to expense as incurred, and significant improvements are capitalized. Upon sale or disposition, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is included in income.

      REVENUE AND COST RECOGNITION

      Revenue from home sales is recognized when a closing occurs, which is when title, possession and other attributes of ownership have been transferred to the buyer and the Company is not obligated to perform significant activities after the sale. Prior to closing, customer deposits are treated as liabilities. Capitalized costs are charged to cost of sales upon closing. Selling commissions and escrow closing costs are expensed as incurred.

      Gain on sale of land is recognized when the risks of ownership have been transferred to the buyer, collectability of the sales price is reasonably assured and the Company is not obligated to perform significant activities after the sale.

      INCOME TAXES

      The provision for income taxes represents the tax payable for the period and the change during the year in deferred tax assets and liabilities. Deferred tax liabilities and assets are determined based on the difference between the financial statement and the tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance is established when necessary, to reduce deferred income tax assets to the amount expected to be realized. The Company is included in the consolidated tax return of its parent company.

      USE OF ESTIMATES

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from the estimates made.

2.   PROPERTIES UNDER CONSTRUCTION

Properties under construction at September 30, 2002 and December 31, 2001 consists of the following (in thousands):

                                           September 30, 2002
                                           ------------------
                                               Development
                                 Land             Costs               Total
                             ------------      ------------       ------------
                                $16,160          $14,908             $31,068



                                            December 31, 2001
                                            -----------------
                                               Development
                                 Land             Costs               Total
                             ------------      ------------       ------------
                               $11,252           $24,015             $35,267


3.   LAND HELD FOR DEVELOPMENT

Land held for development at September 30, 2002 and December 31, 2001 consists of the following (in thousands):

                                           September 30, 2002
                                           ------------------
                                               Development
                                 Land             Costs               Total
                             ------------      ------------       ------------
                                $8,971            $23,753            $32,724



                                            December 31, 2001
                                            -----------------
                                               Development
                                 Land             Costs               Total
                             ------------      ------------       ------------
                               $18,837            $9,139             $27,976


4.   PROPERTY AND EQUIPMENT

Property and equipment at September 30, 2002 and December 31, 2001 consists of the following (in thousands):

                                  September 30,   December 31,
                                      2002           2001
                                  ------------    -----------
Furniture and Fixtures               $ 285             278
Computer equipment and software        168             168
Vehicles                               203             198
Construction Equipment                  14              14
Leasehold improvements                  --             115
                                     -----           -----

                                     $ 670             773
Less accumulated depreciation         (478)           (529)
                                     -----           -----

Net                                  $ 192           $ 244
                                     =====           =====

Depreciation expense amounted to $71,026 and $83,681 for the nine months ended September 30, 2002 and 2001, respectively.

5.   ACCRUED LIABILITIES

Accrued liabilities at September 30, 2002 and December 31, 2001 consists of the following (in thousands):

                            September 30,        December 31,
                                2002                2001
                            -------------        ------------

Option deposits                $  682                  355
Accrued bonuses                 1,376                1,247
Other accrued liabilities       1,228                  330
                               ------               ------
                               $3,286               $1,932
                               ======               ======

                        PERMA-BILT, A NEVADA CORPORATION

                Notes to Unaudited Interim Financial Statements

6.   INCOME TAXES

The Company files a consolidated tax return with its parent company. The method of allocation between companies is subject to written agreement. Allocation is based upon separate tax return calculations using the corporate tax rate of 35%. Income tax expense consists of the following for the nine months ended
September 30, 2002 and 2001 (in thousands):

                                   2002            2001
                                   ----            ----
Current                           $1,321          $1,343
Deferred                              55              56
                                  ------          ------
          Income tax expense      $1,376          $1,399
                                  ======          ======

In accordance with Nevada tax statute, no state income tax is payable by the Company.

Deferred income tax assets and liabilities have been netted to reflect the tax impact of temporary differences. The components of the net deferred income tax liability as of September 30, 2002 and December 31, 2001 are as follows (in thousands):

                                    September 30,    December 31,
                                        2002             2001
                                    -------------   -------------
LIABILITY
Capitalized interest and taxes         $ 1,063          $1,076
Depreciation                                 1               1
Warranty reserve                           (44)            (35)
                                        -------         -------
                                        $ 1,020          $1,042
                                        =======         =======

7.   LOANS FROM PARENT COMPANY

Loans from parent company at September 30, 2002 consist of the following (in thousands):

                                                           September 30,        December 31,
                                                               2002                 2001
                                                           -------------        ------------
Revolving credit promissory note from Zenith National
Insurance Corp., the parent company of Zenith Insurance
Company, uncollateralized, quarterly interest only
payments, with the unpaid principal maturing on
December 31, 2002                                              $26,717            $26,717
                                                               =======            =======



The Company is charged interest on all borrowed or advanced monies from Zenith Insurance Company, including a portion of its equity balance (which could otherwise be converted to intercompany indebtedness). Such interest is charged at the rate of prime plus 2% (4.75% at September 30, 2002 and 6.75% at December 31, 2001). For the nine months ended September 30, 2002 and 2001 the Company incurred and capitalized $2,693,319 and $2,821,400, respectively, of such interest for properties under construction and land held for development.

8.   CONSTRUCTION AND OTHER NOTES PAYABLE

Construction and other notes payable at September 30, 2002 consist of the following (in thousands):

                                                                September 30,     December 31,
                                                                    2002             2001
                                                                -------------     ------------
Revolving line of credit from a financial institution up
to a maximum of $60,000,000 with interest at prime plus
0.50% per annum (4.75% at September 30, 2002 and 5.25% at
December 31, 2001), collateralized by one or more deed(s)
of trust on various projects, interest only payable monthly, and principal is payable based on a minimum price per unit
closed, as set forth in the agreement, which matures on
April 18, 2003.                                                    $16,553          $16,186


                        PERMA-BILT, A NEVADA CORPORATION

                Notes to Unaudited Interim Financial Statements



Other notes payable, collateralized by deeds of trust
payable on certain land parcels, principal due under
varying terms from annual installments to balloon
payments. The interest rate varies between 8% and
12% and is payable quarterly, monthly or annually
with the final principal balance due February, 2003.
                                                             $   630        --
                                                             -------   -------
                                                             $17,183   $16,186
                                                             =======   =======

For the nine months ended September 30, 2002 and 2001, the Company capitalized $666,320 and $1,155,380, respectively, of interest from construction and other notes payable.

Capitalized interest on the loans from parent company and construction and other notes payable included in cost of sales for the nine months ended September 30, 2002 and 2001 amount to $3,972,401 and 4,505,058, respectively.

9.   COMMITMENTS

LEASE

The Company leases office space and vehicles under operating leases expiring in various years through 2005.


The future minimum rental payments under noncancellable operating leases having remaining terms in excess of one year at December 31, 2001 are as follows
(in thousands):



            YEAR ENDING
            DECEMBER 31,
                 2002                                                  $78
                 2003                                                   12
                 2004                                                    3
                 2005 and thereafter                                    --
                                                                     -----
            Total minimum future rental payments                     $  93
                                                                     =====


For the nine months ended September 30, 2002 and 2001, rental expense amounted to $100,941 and $109,624, respectively.


10.  SUBSEQUENT EVENT

Effective October 1, 2002, Meritage Corporation acquired the homebuilding assets of the Company. In connection with the purchase, the loans to parent company and all of the construction loans and other notes payable were paid off in full.